UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
 ____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2018
  ____________________________________
BWX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
 ____________________________________

Delaware	001-34658	80-0558025
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Main Street, 4th Floor Lynchburg, Virginia		24504
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (980) 365-4300
 ____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Information.

On May 18, 2018, BWX Technologies, Inc. (the “Company”) issued a press release announcing that it has priced its previously announced offering of $400.0 million aggregate principal amount of 5.375% senior notes due 2026 (the “Notes”) in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended. The Notes will be guaranteed by each of the Company’s present and future direct and indirect wholly owned domestic subsidiaries that is a guarantor under the New Credit Facility (as defined below).

Additionally, in connection with the Notes offering, the Company intends to enter into an $800.0 million senior secured credit agreement that includes a $500.0 million revolving credit facility due 2023 (the “New Revolving Credit Facility”), a $50.0 million senior secured term loan A due 2023 (the “New USD Term Loan”) and a $250.0 million (U.S. dollar equivalent) Canadian dollar senior secured term loan A due 2023 (the “New CAD Term Loan” and, together with the New Revolving Credit Facility and New USD Term Loan, the “New Credit Facility”). The Company intends to use the net proceeds from the offering of the Notes, together with borrowings under the New Credit Facility, (1) to repay in full all indebtedness outstanding under its existing senior secured credit agreement consisting of (a) a $400.0 million revolving credit facility, (b) a $300.0 million term loan facility, (c) a $137.5 million (U.S. dollar equivalent) Canadian dollar term loan facility and (d) a $112.5 million term loan facility, (2) to pay all related fees and expenses and (3) the remaining, if any, for general corporate purposes. The consummation of the offering of Notes is expected to be completed on May 24, 2018, subject to customary closing conditions.

A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

The information contained in this report, including the exhibit hereto, shall not constitute an offer to sell, or a solicitation of an offer to purchase, any Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press Release dated May 18, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWX TECHNOLOGIES, INC.

By:	/s/ Jason S. Kerr
Jason S. Kerr
Vice President and Chief Accounting Officer
Date: May 18, 2018